UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 22, 2004

ICON HEALTH & FITNESS INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  333-93711

DELAWARE	87-0531206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1500 South 1000 West
Logan, UT, 84321
(Address and zip code of principal executive offices)

(435) 750-5000
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05	Costs Associated with Exit or Disposal Activities

As a result of management’s continuing review of its business strategies, plans and operations, on September 17, 2004, management determined JumpKing, Inc. (“JumpKing”), a subsidiary of ICON Health & Fitness, Inc. (the “Company”), will be discontinuing the manufacture, marketing and distribution of trampolines (“trampoline operations”). As a result, approximately 415 jobs will be eliminated in the JumpKing plant in Mesquite, Texas. The Company expects the plant to cease trampoline operations by the end of the third quarter of fiscal 2005. At this time, the Company is unable in good faith to make a determination of the costs associated with the discontinuance of trampoline operations or an estimate of the amount or the range of amounts expected to be incurred in connection with the discontinuance of trampoline operations or the amount or the range of amounts that will result in future cash expenditures. The Company will file an amended report on Form 8-K within four business days after it makes a determination of such costs and estimates or range of estimates. The Company expects to be able to complete this discontinuance of trampoline operations within twelve months.

SIGNATURE

ICON HEALTH & FITNESS, INC.

By: /s/ S. Fred Beck

Name: S. Fred Beck
Title: Chief Financial Officer
Date: September 22, 2004

EXHIBIT INDEX

Exhibit Number	Description

None

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